The Howard Hughes Corporation, 9950 Woodloch Forest Drive, Suite 1100, The Woodlands, TX 77380 HowardHughes.com 281.719.6100 Supplemental Information Three Months Ended September 30, 2021 NYSE: HHC Seaport New York, NY Exhibit 99.2 The Woodlands Towers at the Waterway The Woodlands, TX 6100 Merriweather Columbia, MD

HowardHughes.com 281.719.6100 2 Cautionary StatementsCautionary Statements Forward Looking Statements This presentation includes forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” "believe," “likely,” “may,” “realize,” “should,” “transform,” “would” and other statements of similar expression. Forward-looking statements give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. We caution you not to rely on these forward-looking statements. For a discussion of the risk factors that could have an impact on these forward-looking statements, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission (SEC) on February 25, 2021. The statements made herein speak only as of the date of this presentation, and we do not undertake to update this information except as required by law. Past performance does not guarantee future results. Performance during time periods shown is limited and may not reflect the performance for the full year or future years, or in different economic and market cycles. Non-GAAP Financial Measures Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP); however, we use certain non-GAAP performance measures in this presentation, in addition to GAAP measures, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer companies more meaningful. Management continually evaluates the usefulness, relevance, limitations and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. The non-GAAP financial measures used in this presentation are funds from operations (FFO), core funds from operations (Core FFO), adjusted funds from operations (AFFO) and net operating income (NOI). FFO is defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income calculated in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges (which we believe are not indicative of the performance of our operating portfolio). We calculate FFO in accordance with NAREIT’s definition. Since FFO excludes depreciation and amortization, gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition, development activities and financing costs. This provides a perspective of our financial performance not immediately apparent from net income determined in accordance with GAAP. Core FFO is calculated by adjusting FFO to exclude the impact of certain non-cash and/or nonrecurring income and expense items, as set forth in the calculation herein. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of the ongoing operating performance of the core operations across all segments, and we believe it is used by investors in a similar manner. Finally, AFFO adjusts our Core FFO operating measure to deduct cash expended on recurring tenant improvements and capital expenditures of a routine nature to present an adjusted measure of Core FFO. Core FFO and AFFO are non-GAAP and non-standardized measures and may be calculated differently by other peer companies. We define NOI as operating revenues (rental income, tenant recoveries and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing and other property expenses,), plus our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, depreciation, development-related marketing costs, gain on sale or disposal of real estate and other assets, net, provision for impairment, and Equity in earnings from real estate and other affiliates. We use NOI to evaluate our operating performance on a property-by- property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. While FFO, Core FFO, AFFO and NOI are relevant and widely used measures of operating performance of real estate companies, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. FFO, Core FFO, AFFO and NOI do not purport to be indicative of cash available to fund our future cash requirements. Further, our computations of FFO, Core FFO, AFFO and NOI may not be comparable to FFO, Core FFO, AFFO and NOI reported by other real estate companies. We have included in this presentation a reconciliation from GAAP net income to FFO, Core FFO and AFFO, as well as reconciliations of our GAAP Operating Assets segment earnings before taxes (EBT) to NOI and Seaport segment EBT to NOI. Non-GAAP financial measures should not be considered independently, or as a substitute, for financial information presented in accordance with GAAP. Additional Information Our website address is www.howardhughes.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other publicly filed or furnished documents are available and may be accessed free of charge through the “Investors” section of our website under the "SEC Filings" subsection, as soon as reasonably practicable after those documents are filed with, or furnished to, the SEC. Also available through the Investors section of our website are beneficial ownership reports filed by our directors, officers and certain shareholders on Forms 3, 4 and 5.

HowardHughes.com 281.719.6100 3 Table of Contents Table of Contents FINANCIAL OVERVIEW OPERATING PORTFOLIO PERFORMANCE OTHER PORTFOLIO METRICS Company Profile 4 NOI by Region 11 Ward Village - Sold Out Condominiums 18 Financial Summary 6 Stabilized Properties 13 Ward Village - Condominiums Remaining to be Sold 19 Balance Sheets 8 Unstabilized Properties 15 Summary of Remaining Development Costs 20 Statements of Operations 9 Under Construction Properties 16 Portfolio Key Metrics 21 Income Reconciliations 10 Seaport Operating Performance 17 MPC Portfolio 22 MPC Land 23 Lease Expirations 24 Acquisitions / Dispositions 25 Other/Non-core Assets 26 Debt Summary 27 Property-Level Debt 28 Ground Leases 30 Impact of COVID-19 31 Definitions 32 Reconciliations of Non-GAAP Measures 33

Company Profile - Summary & Results

Company Overview - Q3 2021

Exchange / Ticker	NYSE:	HHC
Share Price - September 30, 2021	$	87.81
Diluted Earnings / Share	$	0.07
FFO / Diluted Share	$	0.51
Core FFO / Diluted Share	$	0.81
AFFO / Diluted Share	$	0.76

Recent Company Highlights

HOUSTON, July 13, 2021 (PRNewswire) -- Two award-winning master planned communities (MPCs) of The Howard Hughes Corporation (HHC)—Summerlin in Las Vegas, NV, and Bridgeland in the Greater Houston, TX area—marked the first half of 2021 by ranking among the country's best-selling MPCs, according to a mid-year report released by national real estate consultant RCLCO, with Summerlin ranking #3 on the list and the top-selling MPC in Nevada.

THE WOODLANDS, Texas, September 16, 2021 (PRNewswire) -- A joint venture between Lowe and an institutional investor announced its acquisition from The Howard Hughes Corporation (HHC) of three hospitality assets located in The Woodlands, a 28,500-acre award-winning master planned community in the greater Houston area. The Woodlands Resort; The Westin at The Woodlands; and Embassy Suites by Hilton, The Woodlands at Hughes Landing were purchased for $252 million.

PHOENIX, October 19, 2021 (PRNewswire) -- The Howard Hughes Corporation (HHC) and Jerry Colangelo announced the launch of Douglas Ranch, a new large-scale master planned community (MPC) in Phoenix's West Valley. Encompassing nearly 37,000 acres in the nation's fastest-growing metro region, Douglas Ranch is anticipated to become one of the leading MPCs in the country, with 100,000 homes, 300,000 residents and 55 million square feet of commercial development. Residential lot sales at Douglas Ranch are scheduled to begin in the first half of 2022. The MPC was acquired by Howard Hughes from JDM Partners, led by Colangelo, David Eaton and Mel Shultz, and El Dorado Holdings, led by Mike Ingram; both companies will remain as joint venture partners with HHC on Trillium, the 3,000-acre first village of Douglas Ranch, located in the city of Buckeye, Arizona.

Operating Portfolio by Region



110 N Wacker
CHICAGO
Landmark
VIRGINIA
Seaport
NEW YORK
Summerlin
NEVADA
Riverwalk
NEW ORLEANS
Columbia
MARYLAND
Douglas Ranch
ARIZONA
Ward Village
HAWAII
Bridgeland
TEXAS
The Woodlands Hills
TEXAS
The Woodlands
TEXAS

Q3 2021 MPC & Condominium Results

$ in millions



Q3 '21
MPC
EBT
$54.1M
Bridgeland
17%
Summerlin
83%

Q3 2021 MPC EBT

Bridgeland	$	9.2
Columbia		(0.2)
Summerlin		45.6
Woodlands/Woodlands Hills		(0.5)
Total	**$**	**54.1**



'A'ali'i
26%
Q3 '21
Condo
sales
61 units
Kō'ula
48%
Victoria Place
26%

Q3 2021 Units Contracted at Under Construction Condos

'A'ali'i	16
Kō'ula	29
Victoria Place	16
Total	**61**

Howard Hughes
HowardHughes.com 281.719.6100 4

Company Profile - Summary & Results (con't)

Q3 2021 Path to Projected Annual Stabilized NOI

Currently Under Construction

$ in millions



Retail
6%
Office
28%
Multi-family
66%
Projected
Stabilized
NOI
$29.9M

Retail & Office S.F.	347,768
Multi-family Units	1,124
Other S.F. / Units	— / —
Projected Stabilized NOI $	29.9

Currently Unstabilized

$ in millions



Multi-family
23%
Retail
5%
Office
72%
Projected
Stabilized
NOI
$57.3M

Retail & Office S.F.	2,501,395
Multi-family Units	746
Other S.F. / Units	— / —
Projected Stabilized NOI $	57.3

Currently Stabilized

$ in millions



Other
9%
Retail
26%
Office
47%
Multi-family
18%
Projected
Stabilized
NOI
$281.4M

Retail & Office S.F.	7,993,320
Multi-family Units	3,454
Other S.F. / Units	135,801 / 1,359
Projected Stabilized NOI $	281.4

Total

$ in millions



Other
7%
Retail
21%
Office
49%
Multi-family
23%
Projected
Stabilized
NOI
$368.6M

Retail & Office S.F.	10,842,483
Multi-family Units	5,324
Other S.F. / Units	135,801 / 1,359
Projected Stabilized NOI $	368.6

Q3 2021 Operating Results by Property Type

Currently Under Construction

$ in millions



Q3 '21
Under
Construction
NOI
$0.0M

Currently Unstabilized

$ in millions



Multi-family
26%
Retail
6%
Office
68%
Q3 '21
Unstabilized
NOI
$(1.9)M

Currently Stabilized

$ in millions



Other
13%
Office
47%
Retail
25%
Multi-family
15%
Q3 '21
Stabilized
NOI
$62.5M

Total

$ in millions



Other
14%
Office
41%
Retail
27%
Multi-family
18%
Q3 '21
Total
NOI
$60.6M

Path to Projected Annual Stabilized NOI charts exclude Seaport NOI, units, and square footage until we have greater clarity with respect to the performance of our tenants. See page 17 for Seaport NOI and other project information. See page 32 for definitions of Under Construction, Unstabilized,Stabilized and Net Operating Income (NOI).

Howard Hughes HowardHughes.com 281.719.6100 5

Financial Summary

$ in thousands except share price and billions	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020	YTD Q3 2021	YTD Q3 2020
Company Profile							
Share price (a)	$ 87.81	$ 97.46	$ 95.13	$ 78.93	$ 57.60	$ 87.81	$ 57.60
Market Capitalization (b)	$4.8b	$5.4b	$5.2b	$4.3b	$3.2b	$4.8b	$3.2b
Enterprise Value (c)	$8.3b	$8.8b	$8.7b	$7.6b	$6.5b	$8.3b	$6.5b
Weighted avg. shares - basic	55,727	55,704	55,678	55,571	55,542	55,703	51,493
Weighted avg. shares - diluted	55,756	55,757	55,678	55,571	55,585	55,703	51,493
Total diluted share equivalents outstanding (a)	55,126	55,130	55,119	54,999	54,922	55,126	54,922
Debt Summary							
Total debt payable (d)	$ 4,468,713	$ 4,494,183	$ 4,439,522	$ 4,320,166	$ 4,253,595	$ 4,468,713	$ 4,253,595
Fixed-rate debt	$ 2,795,832	$ 2,726,121	$ 2,672,304	$ 2,374,822	$ 2,387,189	$ 2,795,832	$ 2,387,189
Weighted avg. rate - fixed	4.49 %	4.51 %	4.54 %	5.07 %	5.12 %	4.49 %	5.12 %
Variable-rate debt, excluding condominium financing	$ 1,298,358	$ 1,444,733	$ 1,467,039	$ 1,725,461	$ 1,686,979	$ 1,298,358	$ 1,686,979
Weighted avg. rate - variable	3.95 %	3.54 %	3.54 %	3.41 %	3.52 %	3.95 %	3.52 %
Condominium debt outstanding at end of period	$ 374,523	$ 323,328	$ 300,179	$ 219,883	$ 179,427	$ 374,523	$ 179,427
Weighted avg. rate - condominium financing	3.99 %	4.06 %	4.04 %	3.82 %	3.21 %	3.99 %	3.21 %
Leverage ratio (debt to enterprise value)	53.60 %	50.79 %	50.73 %	56.31 %	64.66 %	53.60 %	64.62 %

(a) Presented as of period end date.
(b) Market capitalization = Closing share price as of the last trading day of the respective period times total diluted share equivalents outstanding as of the date presented.
(c) Enterprise Value = Market capitalization + book value of debt + noncontrolling interest - cash and equivalents.
(d) Represents total mortgages, notes and loans payable, as stated in our GAAP financial statements as of the respective date, excluding unamortized deferred financing costs and bond issuance costs.

Howard Hughes. HowardHughes.com 281.719.6100 6

Financial Summary (con't)

$ in thousands	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020	YTD Q3 2021	YTD Q3 2020
Earnings Profile							
Operating Assets Segment Income							
Revenues	$ 110,108	$ 95,455	$ 83,985	$ 80,571	$ 75,280	$ 289,548	$ 246,315
Expenses	(49,481)	(41,988)	(39,599)	(34,585)	(39,984)	(131,068)	(116,653)
Company's Share NOI - Equity investees	(47)	1,690	4,140	1,362	2,315	5,783	10,112
Operating Assets NOI (a)	$ 60,580	$ 55,157	$ 48,526	$ 47,348	$ 37,611	$ 164,263	$ 139,774
Avg. NOI margin	55%	58%	58%	59%	50%	57%	57%
MPC Segment Earnings							
Total revenues	$ 72,061	$ 74,578	$ 48,287	$ 112,436	$ 52,158	$ 194,926	$ 171,517
Total expenses (b)	(35,576)	(34,003)	(23,339)	(49,938)	(23,150)	(92,918)	(79,024)
Interest (expense) income, net (c)	10,362	10,615	10,757	10,554	9,176	31,734	26,033
Equity in earnings in real estate and other affiliates	8,277	18,641	27,650	13,442	(1,563)	54,568	4,403
Gain (loss) on extinguishment of debt	(1,004)	—	—	—	—	(1,004)	—
MPC Segment EBT (c)	$ 54,120	$ 69,831	$ 63,355	$ 86,494	$ 36,621	$ 187,306	$ 122,929
Seaport Segment Income							
Revenues	$ 20,224	$ 10,202	$ 6,897	$ 6,969	$ 4,214	$ 37,323	$ 15,603
Expenses	(23,749)	(14,477)	(11,141)	(10,014)	(10,313)	(49,367)	(29,032)
Company's share NOI - equity investees	(38)	(147)	(135)	(124)	(106)	(320)	(787)
Seaport NOI (d)	$ (3,563)	$ (4,422)	$ (4,379)	$ (3,169)	$ (6,205)	$ (12,364)	$ (14,216)
Avg. NOI margin	(18%)	(43%)	(63%)	(45%)	(147%)	(33%)	(91%)
Condo Gross Profit							
Condominium rights and unit sales	$ 163	$ 12,861	$ 37,167	$ 958	$ 142	$ 50,191	$ 185
Adjusted condominium rights and unit cost of sales (e)	(82)	(13,435)	(34,472)	(2,893)	(1,087)	(47,989)	(7,396)
Condo adjusted gross profit (f)	$ 81	$ (574)	$ 2,695	$ (1,935)	$ (945)	$ 2,202	$ (7,211)

(a) Operating Assets NOI excludes properties sold or in redevelopment and includes the Howard Hughes Corporation's (the Company or HHC) share of equity method investments NOI and the annual distribution from our cost basis investment. Prior periods have been adjusted to be consistent with current period presentation.
(b) Expenses include both actual and estimated future costs of sales allocated on a relative sales value to land parcels sold, including Master Planned Communities (MPC)-level G&A and real estate taxes on remaining residential and commercial land.
(c) MPC Segment EBT (Earnings before tax, as discussed in our GAAP financial statements), includes negative interest expense relating to capitalized interest for the segment on debt held in other segments and at corporate.
(d) Seaport NOI excludes properties sold or in redevelopment and includes the Company's share of equity method investments NOI.
(e) Excludes a $97.9 million charge for the estimated costs related to construction defects at the Waiea tower in the first quarter of 2020 and excludes an additional $20.5 million charge related to the same construction defects in the first quarter of 2021. The Company expects to recover all the repair costs from the general contractor, other responsible parties and insurance proceeds.
(f) As a result of significantly lower available inventory, we closed on 5 condos during the first quarter of 2021, 1 condo during the second quarter of 2021, and no condominium units during 2020. However, as highlighted on pages 18 and 19 of this presentation, overall progress at our condominium projects remains extremely strong.

Howard Hughes
HowardHughes.com 281.719.6100 7

HowardHughes.com 281.719.6100 8 thousands except par values and share amounts September 30, 2021 December 31, 2020 ASSETS Unaudited Unaudited Investment in real estate: Master Planned Communities assets $ 1,790,022 $ 1,687,519 Buildings and equipment 3,958,941 4,115,493 Less: accumulated depreciation (703,691) (634,064) Land 348,057 363,447 Developments 1,472,028 1,152,674 Net property and equipment 6,865,357 6,685,069 Investment in real estate and other affiliates 281,843 377,145 Net investment in real estate 7,147,200 7,062,214 Net investment in lease receivable 2,915 2,926 Cash and cash equivalents 1,010,619 1,014,686 Restricted cash 437,950 228,311 Accounts receivable, net 81,935 66,726 Municipal Utility District receivables, net 383,696 314,394 Notes receivable, net 5,536 622 Deferred expenses, net 117,372 112,097 Operating lease right-of-use assets, net 53,593 56,255 Prepaid expenses and other assets, net 274,097 282,101 Total assets $ 9,514,913 $ 9,140,332 LIABILITIES Mortgages, notes and loans payable, net $ 4,423,635 $ 4,287,369 Operating lease obligations 67,564 68,929 Deferred tax liabilities 173,969 187,639 Accounts payable and accrued expenses 1,141,761 852,258 Total liabilities 5,806,929 5,396,195 Redeemable noncontrolling interest 25,400 29,114 EQUITY Preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued — — Common stock: $0.01 par value; 150,000,000 shares authorized, 56,196,818 issued and 55,124,486 outstanding as of September 30, 2021, 56,042,814 shares issued and 54,972,256 outstanding as of December 31, 2020 563 562 Additional paid-in capital 3,957,814 3,947,278 Accumulated deficit (130,256) (72,556) Accumulated other comprehensive loss (23,275) (38,590) Treasury stock, at cost, 1,072,332 shares as of September 30, 2021, and 1,070,558 shares as of December 31, 2020 (122,253) (122,091) Total stockholders' equity 3,682,593 3,714,603 Noncontrolling interests (9) 420 Total equity 3,682,584 3,715,023 Total liabilities and equity $ 9,514,913 $ 9,140,332 Share Count Details (thousands) Shares outstanding at end of period (including restricted stock) 55,124 54,972 Dilutive effect of stock options (a) 2 27 Total diluted share equivalents outstanding 55,126 54,999 Balance Sheets (a) Stock options assume net share settlement calculated for the period presented.

Statements of Operations

thousands except per share amounts

	Q3 2021	Q3 2020	YTD Q3 2021	YTD Q3 2020
	Unaudited	Unaudited	Unaudited	Unaudited
REVENUES				
Condominium rights and unit sales	$ 163	$ 142	$ 50,191	$ 185
Master Planned Communities land sales	56,305	39,248	152,124	136,053
Rental revenue	95,215	70,072	269,590	241,522
Other land, rental and property revenues	56,350	35,748	120,982	82,092
Builder price participation	11,155	9,230	29,338	25,936
Total revenues	219,188	154,440	622,225	485,788
EXPENSES				
Condominium rights and unit cost of sales	82	1,087	68,485	105,336
Master Planned Communities cost of sales	23,419	15,899	63,928	58,560
Operating costs	90,025	58,272	219,866	168,763
Rental property real estate taxes	14,812	15,448	42,519	44,225
Provision for (recovery of) doubtful accounts	154	1,387	(1,944)	4,954
Demolition costs	43	—	192	—
Development-related marketing costs	4,020	1,912	8,061	6,541
General and administrative	19,033	23,441	61,133	84,755
Depreciation and amortization	56,299	52,395	155,395	160,995
Total expenses	207,887	169,841	617,635	634,129
OTHER				
Provision for impairment	—	—	(13,068)	(48,738)
Gain (loss) on sale or disposal of real estate and other assets, net	39,141	108	60,474	46,232
Other income (loss), net	(1,307)	1,284	(12,278)	(793)
Total other	37,834	1,392	35,128	(3,299)
Operating income (loss)	49,135	(14,009)	39,718	(151,640)
Interest income	12	358	84	1,908
Interest expense	(31,556)	(31,872)	(97,205)	(98,717)
Gain (loss) on extinguishment of debt	(1,577)	(13,166)	(37,543)	(13,166)
Equity in earnings (losses) from real estate and other affiliates	(7,848)	266,838	15,815	269,635
Income (loss) before income taxes	8,166	208,149	(79,131)	8,020
Income tax expense (benefit)	6,049	44,147	(16,706)	3,203
Net income (loss)	2,117	164,002	(62,425)	4,817
Net (income) loss attributable to noncontrolling interests	1,936	(24,292)	4,725	(24,325)
Net income (loss) attributable to common stockholders	$ 4,053	$ 139,710	$ (57,700)	$ (19,508)
Basic income (loss) per share	**$ 0.07**	**$ 2.52**	**$ (1.04)**	**$ (0.38)**
Diluted income (loss) per share	**$ 0.07**	**$ 2.51**	**$ (1.04)**	**$ (0.38)**

Howard Hughes.
HowardHughes.com 281.719.6100 9

Reconciliations of Net Income to FFO, Core FFO and AFFO

thousands except share amounts	Q3 2021	Q3 2020	YTD Q3 2021	YTD Q3 2020
RECONCILIATIONS OF NET INCOME TO FFO	Unaudited	Unaudited	Unaudited	Unaudited
Net income attributable to common shareholders	$ 4,053	$ 139,710	$ (57,700)	$ (19,508)
Adjustments to arrive at FFO:				
Segment real estate related depreciation and amortization	55,154	50,303	151,984	155,631
(Gain) loss on sale or disposal of real estate and other assets, net	(39,141)	(108)	(60,474)	(46,232)
(Gain) on 110 North Wacker deconsolidation	—	(267,518)	—	(267,518)
Development management fees recognized at the time of 110 North Wacker deconsolidation	—	(15,353)	—	(15,353)
Income tax expense adjustments:				
Gain on sale or disposal of real estate and other assets, net	8,454	23	13,062	9,709
Gain on 110 North Wacker deconsolidation	—	56,179	—	56,179
Development management fees recognized at the time of 110 North Wacker deconsolidation	—	3,224	—	3,224
Impairment of depreciable real estate properties	—	—	13,068	48,738
Reconciling items related to noncontrolling interests	(1,936)	24,292	(4,725)	24,325
Our share of the above reconciling items included in earnings from unconsolidated joint ventures	1,771	819	6,618	9,019
FFO	**$ 28,355**	**$ (8,429)**	**$ 61,833**	**$ (41,786)**
Adjustments to arrive at Core FFO:				
(Gain) loss on extinguishment of debt	1,577	13,166	37,543	13,166
Loss on settlement of rate-lock agreement	—	—	9,995	—
Severance expenses	72	421	679	2,058
Non-real estate related depreciation and amortization	1,145	2,092	3,411	5,364
Straight-line amortization	(526)	2,804	(8,732)	(2,192)
Deferred income tax (expense) benefit	5,606	42,887	(17,975)	1,186
Non-cash fair value adjustments related to hedging instruments	3,172	4,121	9,186	8,441
Share-based compensation	2,497	419	6,613	2,996
Other non-recurring expenses (development-related marketing and demolition costs)	4,063	1,912	8,253	6,541
Our share of the above reconciling items included in earnings from unconsolidated joint ventures	(625)	92	(3,324)	236
Core FFO	**$ 45,336**	**$ 59,485**	**$ 107,482**	**$ (3,990)**
Adjustments to arrive at AFFO:				
Tenant and capital improvements	$ (980)	$ (7,449)	$ (7,443)	$ (13,009)
Leasing commissions	(2,027)	(802)	(4,200)	(3,038)
Condominium inventory writedown	—	944	—	6,022
AFFO	**$ 42,329**	**$ 52,178**	**$ 95,839**	**$ (14,015)**
FFO per diluted share value	**$ 0.51**	**$ (0.15)**	**$ 1.11**	**$ (0.81)**
Core FFO per diluted share value	**$ 0.81**	**$ 1.07**	**$ 1.93**	**$ (0.08)**
AFFO per diluted share value	**$ 0.76**	**$ 0.94**	**$ 1.72**	**$ (0.27)**

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NOI by Region, excluding Seaport

in thousands except Sq. Ft. and units

Property	% Ownership (a)	Total Sq. Ft.	Total Units	Q3 2021 Occupied (#) Sq. Ft.	Q3 2021 Occupied (#) Units	Q3 2021 Leased (#) Sq. Ft.	Q3 2021 Leased (#) Units	Q3 2021 Occupied (%) Sq. Ft.	Q3 2021 Occupied (%) Units	Q3 2021 Leased (%) Sq. Ft.	Q3 2021 Leased (%) Units	Q3 2021 Annualized NOI (b)	Stabilized NOI (c)	Time to Stabilize (Years) (d)
Stabilized Properties														
Office - Houston	100 %	3,373,048	—	2,973,692	—	2,982,745	—	88 %	— %	88 %	— %	$ 78,724	$ 91,914	—
Office - Columbia	100 %	1,387,455	—	1,158,825	—	1,168,772	—	84 %	— %	84 %	— %	21,529	26,004	—
Office - Summerlin	100 %	532,428	—	532,428	—	532,428	—	100 %	— %	100 %	— %	14,388	14,722	—
Retail - Houston	100 %	420,527	—	343,425	—	361,166	—	82 %	— %	86 %	— %	12,610	13,994	—
Retail - Columbia	100 %	89,199	—	89,199	—	89,199	—	100 %	— %	100 %	— %	2,181	2,312	—
Retail - Hawaii	100 %	1,003,964	—	857,887	—	886,445	—	85 %	— %	88 %	— %	20,311	24,600	—
Retail - Summerlin	100 %	800,809	—	727,861	—	764,185	—	91 %	— %	95 %	— %	21,795	26,301	—
Retail - Other	100 %	264,619	—	217,212	—	228,474	—	82 %	— %	86 %	— %	2,214	6,500	—
Multi-Family - Houston (e)	100 %	22,971	1,864	15,305	1,783	16,525	1,813	67 %	96 %	72 %	97 %	19,623	27,175	—
Multi-Family - Columbia (e)	50 %	98,300	1,199	44,029	1,109	53,929	1,149	45 %	92 %	55 %	96 %	11,149	16,302	—
Multi-Family - Summerlin (e)	100 %	—	391	—	374	—	385	— %	96 %	— %	98 %	7,384	7,398	—
Self-Storage - Houston	100 %	—	1,359	—	1,292	—	1,302	— %	95 %	— %	96 %	1,113	1,113	—
Other - Summerlin	100 %	—	—	—	—	—	—	— %	— %	— %	— %	11,316	12,415	—
Other Assets (f)	Various	135,801	—	135,801	—	135,801	—	100 %	— %	100 %	— %	11,676	10,670	—
Total Stabilized Properties (g)												**$ 236,013**	**$ 281,420**	—
Unstabilized Properties														
Office - Houston	100 %	595,617	—	187,902	—	204,411	—	32 %	— %	34 %	— %	$ (1,667)	$ 17,900	1.3
Office - Columbia	100 %	319,002	—	206,931	—	206,931	—	65 %	— %	65 %	— %	3,557	9,200	1.0
Office - Other	23 %	1,491,651	—	828,625	—	1,138,899	—	56 %	— %	76 %	— %	(2,705)	14,421	2.0
Retail - Columbia	100 %	10,700	—	—	—	10,700	—	— %	— %	100 %	— %	(14)	400	2.0
Retail - Houston	100 %	72,977	—	51,412	—	51,412	—	70 %	— %	70 %	— %	1,287	2,200	1.3
Multi-Family - Houston (e)	100 %	11,448	746	6,146	515	8,610	531	54 %	69 %	75 %	71 %	5,487	13,226	2.1
Total Unstabilized Properties												**$ 5,945**	**$ 57,347**	**1.7**

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NOI by Region, excluding Seaport (con't)

in thousands except Sq. Ft. and units

Property	% Ownership (a)	Total		Q3 2021 Occupied (#)		Q3 2021 Leased (#)		Q3 2021 Occupied (%)		Q3 2021 Leased (%)		Q3 2021 Annualized NOI (b)	Stabilized NOI (c)	Time to Stabilize (Years) (d)
		Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units			
Under Construction Properties														
Office - Summerlin	100 %	267,000	—	—	—	—	—	— %	— %	— %	— %	n/a	$ 8,374	4.3
Retail - Hawaii	100 %	48,357	—	—	—	1,688	—	— %	— %	3 %	— %	n/a	1,918	3.8
Multi-Family - Houston (e)	100 %	—	358	—	—	—	—	— %	— %	— %	— %	n/a	4,360	3.8
Multi-Family - Summerlin (e)	100 %	—	294	—	—	—	—	— %	— %	— %	— %	n/a	5,899	5.3
Multi-Family - Columbia (e)	100 %	32,411	472	—	—	—	—	— %	— %	— %	— %	n/a	9,325	4.5
Total Under Construction Properties												**n/a**	**$ 29,876**	**4.4**
Total/ Wtd. Avg. for Portfolio												**$ 241,958**	**$ 368,643**	**3.6**

(a) Includes our share of NOI for our joint ventures.
(b) To better reflect the full-year performance of the properties, the impacts of certain prior period accruals and adjustments included in Q3 2021 NOI were not annualized. Annualized Q3 2021 NOI also includes distribution received from cost method investment in Q1 2020. For purposes of this calculation, this one time annual distribution is not annualized.
(c) Table above excludes Seaport NOI, units, and square feet until we have greater clarity with respect to the performance of our tenants. See page 17 for Seaport Est. stabilized yield and other project information.
(d) The expected stabilization date used in the Time to Stabilized calculation for all unstabilized and under construction assets is set 36 months from the in-service or expected in-service date.
(e) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.
(f) Other assets are primarily made up of our share of equity method investments not included in other categories. These assets can be found on page 14 of this presentation.
(g) For Stabilized Properties, the difference between Annualized NOI and Stabilized NOI is attributable to a number of factors which may include temporary abatements, deferrals or lost revenue due to COVID-19 restrictions, timing of lease turnovers, free rent and other market factors.

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Stabilized Properties - Operating Assets Segment

in thousands except Sq. Ft. and units

Property	Location	% Ownership	Rentable Sq. Ft.	Q3 2021 % Occ.	Q3 2021 % Leased	Annualized Q3 2021 NOI (a) (b)	Est. Stabilized NOI (a)
Office							
One Hughes Landing	Houston, TX	100 %	197,719	96 %	97 %	$ 5,942	$ 6,000
Two Hughes Landing	Houston, TX	100 %	197,714	69 %	69 %	3,403	6,000
Three Hughes Landing	Houston, TX	100 %	320,815	89 %	89 %	7,467	8,200
1725 Hughes Landing Boulevard	Houston, TX	100 %	331,176	64 %	64 %	3,858	6,900
1735 Hughes Landing Boulevard	Houston, TX	100 %	318,170	100 %	100 %	8,182	8,200
2201 Lake Woodlands Drive	Houston, TX	100 %	24,119	100 %	100 %	372	500
Lakefront North	Houston, TX	100 %	258,058	71 %	74 %	3,850	6,458
8770 New Trails	Houston, TX	100 %	180,000	100 %	100 %	3,723	4,400
9303 New Trails	Houston, TX	100 %	97,967	77 %	77 %	1,433	1,800
3831 Technology Forest Drive	Houston, TX	100 %	95,078	100 %	100 %	2,290	2,600
3 Waterway Square	Houston, TX	100 %	232,021	87 %	87 %	5,904	6,500
4 Waterway Square	Houston, TX	100 %	218,551	100 %	100 %	6,758	6,856
1201 Lake Robbins Tower (c)	Houston, TX	100 %	805,993	100 %	100 %	25,133	26,000
1400 Woodloch Forest	Houston, TX	100 %	95,667	49 %	49 %	409	1,500
10 - 70 Columbia Corporate Center	Columbia, MD	100 %	897,792	79 %	79 %	12,637	14,330
Columbia Office Properties	Columbia, MD	100 %	62,038	53 %	66 %	90	1,402
One Mall North	Columbia, MD	100 %	96,977	95 %	97 %	1,490	1,947
One Merriweather	Columbia, MD	100 %	206,632	100 %	100 %	5,224	5,225
Two Merriweather	Columbia, MD	100 %	124,016	93 %	93 %	2,088	3,100
Aristocrat	Las Vegas, NV	100 %	181,534	100 %	100 %	4,252	4,350
One Summerlin	Las Vegas, NV	100 %	206,279	100 %	100 %	6,437	6,437
Two Summerlin	Las Vegas, NV	100 %	144,615	100 %	100 %	3,699	3,935
Total Office			**5,292,931**			**$ 114,641**	**$ 132,640**
Retail							
Creekside Village Green	Houston, TX	100 %	74,670	82 %	85 %	$ 1,986	$ 2,097
Hughes Landing Retail	Houston, TX	100 %	125,798	85 %	89 %	4,988	4,988
1701 Lake Robbins	Houston, TX	100 %	12,376	100 %	100 %	550	654
Lake Woodlands Crossing Retail	Houston, TX	100 %	60,261	85 %	85 %	1,640	1,668
Lakeland Village Center at Bridgeland	Houston, TX	100 %	67,947	56 %	64 %	841	1,700
20/25 Waterway Avenue	Houston, TX	100 %	50,062	98 %	98 %	1,980	2,017
Waterway Garage Retail	Houston, TX	100 %	21,513	78 %	100 %	397	600
2000 Woodlands Parkway	Houston, TX	100 %	7,900	100 %	100 %	228	270
Columbia Regional Building	Columbia, MD	100 %	89,199	100 %	100 %	2,181	2,312
Ward Village Retail	Honolulu, HI	100 %	1,003,964	85 %	88 %	20,311	24,600
Downtown Summerlin (d)	Las Vegas, NV	100 %	800,809	91 %	95 %	21,795	26,301
Outlet Collection at Riverwalk	New Orleans, LA	100 %	264,619	82 %	86 %	2,214	6,500
Total Retail			**2,579,118**			**$ 59,111**	**$ 73,707**

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Stabilized Properties - Operating Assets Segment (con't)

in thousands except Sq. Ft. and units

Property	Location	% Ownership	Rentable Sq. Ft.	Units	Q3 2021 % Occ.(e) Rentable Sq. Ft.	Q3 2021 % Occ.(e) Units	Q3 2021 % Leased (e) Rentable Sq. Ft.	Q3 2021 % Leased (e) Units	Annualized Q3 2021 NOI (a) (b)	Est. Stabilized NOI (a)
Multi-family										
Creekside Park Apartments	Houston, TX	100 %	—	292	n/a	97 %	n/a	100 %	$ 2,513	$ 3,500
Lakeside Row	Houston, TX	100 %	—	312	n/a	99 %	n/a	100 %	3,556	3,875
Millennium Six Pines Apartments	Houston, TX	100 %	—	314	n/a	92 %	n/a	92 %	3,086	4,500
Millennium Waterway Apartments	Houston, TX	100 %	—	393	n/a	93 %	n/a	94 %	2,253	4,600
One Lakes Edge	Houston, TX	100 %	22,971	390	67 %	96 %	72 %	99 %	5,968	7,200
The Lane at Waterway	Houston, TX	100 %	—	163	n/a	98 %	n/a	99 %	2,247	3,500
Juniper Apartments	Columbia, MD	100 %	56,683	382	7 %	91 %	25 %	96 %	4,333	9,162
The Metropolitan Downtown Columbia	Columbia, MD	50 %	13,591	380	88 %	93 %	88 %	96 %	3,012	3,132
m.flats/TEN.M	Columbia, MD	50 %	28,026	437	100 %	93 %	100 %	96 %	3,804	4,008
Constellation Apartments	Las Vegas, NV	100 %	—	124	n/a	97 %	n/a	98 %	2,236	2,250
Tanager Apartments	Las Vegas, NV	100 %	—	267	n/a	95 %	n/a	99 %	5,148	5,148
Total Multi-family (f)			**121,271**	**3,454**					**$ 38,156**	**$ 50,875**
Other										
Hughes Landing Daycare	Houston, TX	100 %	10,000	—	100 %	— %	100 %	— %	$ 269	$ 281
The Woodlands Warehouse	Houston, TX	100 %	125,801	—	100 %	— %	100 %	— %	1,421	1,516
HHC 242 Self-Storage	Houston, TX	100 %	—	630	n/a	93 %	n/a	94 %	567	567
HHC 2978 Self-Storage	Houston, TX	100 %	—	729	n/a	96 %	n/a	97 %	546	546
Woodlands Sarofim #1	Houston, TX	20 %	n/a	n/a	n/a	n/a	n/a	n/a	188	250
Stewart Title of Montgomery County, TX	Houston, TX	50 %	n/a	n/a	n/a	n/a	n/a	n/a	3,620	1,900
The Woodlands Ground Leases	Houston, TX	100 %	n/a	n/a	n/a	n/a	n/a	n/a	2,082	2,100
Kewalo Basin Harbor	Honolulu, HI	100 %	n/a	n/a	n/a	n/a	n/a	n/a	2,200	2,183
Hockey Ground Lease	Las Vegas, NV	100 %	n/a	n/a	n/a	n/a	n/a	n/a	485	560
Summerlin Hospital Medical Center	Las Vegas, NV	5 %	n/a	n/a	n/a	n/a	n/a	n/a	3,755	3,755
Las Vegas Ballpark (g)	Las Vegas, NV	100 %	n/a	n/a	n/a	n/a	n/a	n/a	7,076	8,100
Other Assets	Various	100 %	n/a	n/a	n/a	n/a	n/a	n/a	1,896	2,440
Total Other			**135,801**	**1,359**					**$ 24,105**	**$ 24,198**
Total Stabilized									**$ 236,013**	**$ 281,420**

(a) For Stabilized Properties, the difference between Annualized NOI and Stabilized NOI is attributable to a number of factors which may include temporary abatements, deferrals or lost revenue due to COVID-19 restrictions, timing of lease turnovers, free rent and other market factors.
(b) To better reflect the full-year performance of the properties, the impacts of certain prior period accruals and adjustments included in Q3 2021 NOI were not annualized.
(c) 1201 Lake Robbins Tower and 9950 Woodloch Forest Tower, are collectively known as The Woodlands Towers at the Waterway. 9950 Woodloch Forest Tower is an unstabilized property as of September 30, 2021.
(d) Downtown Summerlin rentable sq. ft. excludes 381,767 sq. ft. of anchor space and 41,606 sq. ft. of office space.
(e) Percentage Occupied and Percentage Leased are as of September 30, 2021.
(f) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.
(g) The Las Vegas Ballpark presentation is inclusive of the results from both the stadium operations and those of our wholly owned team, the Las Vegas Aviators. Annualized NOI is based on a trailing 12-month calculation due to seasonality.

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Unstabilized Properties - Operating Assets Segment

thousands except Sq. Ft. and units

Property	Location	% Ownership	Rentable Sq. Ft.	Units	Q3 2021 % Occ.(a) Rentable Sq. Ft.	Q3 2021 % Occ.(a) Units	Q3 2021 % Leased (a) Rentable Sq. Ft.	Q3 2021 % Leased (a) Units	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Annualized Q3 2021 NOI	Est. Stabilized NOI (b)	Est. Stab. Date	Est. Stab. Yield
Office														
9950 Woodloch Forest Tower (c)(d)	Houston, TX	100 %	595,617	—	32 %	n/a	34 %	n/a	$ 155,967	$ 210,571	$ (1,667)	$ 17,900	2022	9 %
110 North Wacker (e)	Chicago, IL	23 %	1,491,651	—	56 %	n/a	76 %	n/a	16,078	16,078	(2,705)	14,421	2023	8 %
6100 Merriweather	Columbia, MD	100 %	319,002	—	65 %	n/a	65 %	n/a	110,953	138,221	3,557	9,200	2022	7 %
Total Office			**2,406,270**	**—**					**$ 282,998**	**$ 364,870**	**$ (815)**	**$ 41,521**		
Retail														
Creekside Park West	Houston, TX	100 %	72,977	—	70 %	n/a	70 %	n/a	$ 19,397	$ 20,777	$ 1,287	$ 2,200	2022	11 %
Merriweather District Area 3 Standalone Restaurant	Columbia, MD	100 %	10,700	—	— %	n/a	100 %	n/a	6,075	6,530	(14)	400	2023	6 %
Total Retail			**83,677**	**—**					**$ 25,472**	**$ 27,307**	**$ 1,273**	**$ 2,600**		
Multi-family														
Creekside Park The Grove	Houston, TX	100 %	—	360	— %	49 %	— %	52 %	$ 46,931	$ 57,472	$ (84)	$ 4,697	2024	8 %
Two Lakes Edge	Houston, TX	100 %	11,448	386	54 %	88 %	75 %	89 %	99,699	107,706	5,571	8,529	2023	8 %
Total Multi-family (f)			**11,448**	**746**					**$ 146,630**	**$ 165,178**	**$ 5,487**	**$ 13,226**		
Total Unstabilized									**$ 455,100**	**$ 557,355**	**$ 5,945**	**$ 57,347**		

(a) Percentage Occupied and Percentage Leased are as of September 30, 2021.
(b) Company estimates of stabilized NOI are based on current leasing velocity, excluding inflation and organic growth.
(c) 9950 Woodloch Forest Tower development costs incurred and estimated total cost are inclusive of acquisition and tenant lease-up costs.
(d) 1201 Lake Robbins Tower and 9950 Woodloch Forest Tower, are collectively known as The Woodlands Towers at the Waterway. 1201 Lake Robbins Tower is a stabilized property as of September 30, 2021, as Occidental Petroleum has leased 100% of the building through 2032.
(e) The above represents only our membership interest and HHC's total cash equity requirement. Est. Stabilized NOI Yield is based on the projected building NOI at stabilization and our percentage ownership of the equity capitalized of the projects. As the amounts in this table do not include the impact of the partnership distribution waterfall, actual NOI results will vary.
(f) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.

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Under Construction Projects - Strategic Developments Segment

in thousands except Sq. Ft. and units

Project Name	Location	% Ownership	Est. Rentable Sq. Ft.	Percent Pre-Leased (a)	Project Status	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Office											
1700 Pavilion	Las Vegas, NV	100 %	267,000	—	Under Construction	Q2 2021	2025	$ 12,671	$ 120,424	$ 8,374	7 %
Total Office			**267,000**					**$ 12,671**	**$ 120,424**	**$ 8,374**	
Retail											
'A'ali'i (c)	Honolulu, HI	100 %	11,570	— %	Under Construction	Q4 2018	2024	$ —	$ —	$ 637	— %
Kō'ula (c)	Honolulu, HI	100 %	36,787	5 %	Under Construction	Q3 2019	2025	—	—	1,281	— %
Total Retail			**48,357**					**$ —**	**$ —**	**$ 1,918**	

Project Name	Location	% Ownership	# of Units	Monthly Est. Rent Per Unit	Project Status	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Multi-family											
Marlow	Columbia, MD	100 %	472	$ 1,984	Under Construction	Q1 2021	2026	$ 25,758	$ 130,490	$ 9,325	7 %
Starling at Bridgeland	Houston, TX	100 %	358	1,622	Under Construction	Q4 2020	2025	11,032	58,072	4,360	8 %
Tanager Echo	Las Vegas, NV	100 %	294	2,148	Under Construction	Q2 2021	2026	12,728	81,611	5,899	7 %
Total Multi-family			**1,124**					**$ 49,518**	**$ 270,173**	**$ 19,584**	
Total Under Construction								**$ 62,189**	**$ 390,597**	**$ 29,876**	

(a) Represents leases signed as of September 30, 2021, and is calculated as the total leased square feet divided by total leasable square feet, expressed as a percentage.
(b) Represents management's estimate of the first quarter of operations in which the asset may be stabilized.
(c) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 18 and 19 of this supplement.

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Seaport Operating Performance

Q3 2021 *$ in thousands*	Landlord Operations (a) Historic District & Pier 17	Landlord Operations (a) Multi-Family (c)	Managed Businesses (b) Historic District & Pier 17 (d)	Managed Businesses (b) Tin Building (e)	Events, Sponsorships & Catering Business (f)	Q3 2021 Total
Revenues						
Rental revenue (g)	$ 1,493	$ 151	$ —	$ —	$ —	$ 1,644
Tenant recoveries	103	—	—	—	—	103
Other rental and property (expense) revenue	—	—	11,690	—	7,501	19,191
Total Revenues	1,596	151	11,690	—	7,501	20,938
Expenses						
Other property operating costs (g)	(5,748)	(203)	(10,805)	—	(7,745)	(24,501)
Total Expenses	(5,748)	(203)	(10,805)	—	(7,745)	(24,501)
Net Operating (Loss) Income - Seaport (h)	$ (4,152)	$ (52)	$ 885	$ —	$ (244)	$ (3,563)
Project Status	Unstabilized	Stabilized	Unstabilized	Under Construction	Unstabilized	
Rentable Sq. Ft. / Units						
Total Sq. Ft. / units	325,079	13,000 / 21	52,379	53,000	21,077	
Leased Sq. Ft. / units (i)	135,466	— / 20	52,379	53,000	21,077	
% Leased or occupied (i)	42 %	— % / 95 %	100 %	100 %	100 %	
Development (j)						
Development costs incurred	$ 554,989	$ —	$ —	$ 149,828	$ —	$ 704,817
Estimated total costs (excl. land)	$ 594,368	$ —	$ —	$ 194,613	$ —	$ 788,981

(a) Landlord operations represents physical real estate developed and owned by HHC and leased to third parties.
(b) Managed businesses represents retail and food and beverage businesses that HHC owns, either wholly or through joint ventures, and operates, including license and management agreements. For the three months ended September 30, 2021, our managed businesses include, among others, The Fulton, SJP by Sarah Jessica Parker, Cobble & Co., Mr. Dips, Carne Mare, Malibu Farm and Ssäm Bar (formerly Bar Wayō).
(c) Multi-family represents 85 South Street which includes base level retail in addition to residential units.
(d) Includes our 91% share of NOI from Ssäm Bar.
(e) Represents the marketplace by Jean-Georges. As a result of impacts related to COVID-19, there were delays in construction on the Tin Building, however construction is still on track for substantial completion in the fourth quarter of 2021 with opening expected in early 2022.
(f) Events, sponsorships & catering business includes private events, catering, sponsorships, concert series and other rooftop activities.
(g) Rental revenue and expense earned from and paid by businesses we own and operate is eliminated in consolidation.
(h) See page 34 for the reconciliation of Seaport NOI.
(i) The percent leased for Historic District & Pier 17 landlord operations includes agreements with terms of less than one year and excludes leases with our managed businesses.
(j) Development costs incurred and Estimated total costs (excl. land) are shown net of insurance proceeds of approximately $64.7 million.

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Ward Village - Sold Out Condominiums

As of September 30, 2021	Anaha	Ae'o	Ke Kilohana (a)	Total
Key Metrics ($ in thousands)				
Type of building	Luxury	Upscale	Workforce	
Number of units	317	465	423	1,205
Avg. unit Sq. Ft.	1,417	838	696	940
Condo Sq. Ft.	449,205	389,663	294,273	1,133,141
Street retail Sq. Ft.	16,048	70,800	28,386	115,234
Stabilized retail NOI	$1,200	$2,400	$1,200	$4,800
Stabilization year	2020	2019	2020	
Development progress ($ in millions)				
Status	Opened	Opened	Opened	
Start date	Q4 2014	Q1 2016	Q4 2016	
Completion date	Q4 2017	Q4 2018	Q2 2019	
Total development cost	$403,974	$430,737	$217,483	$1,052,194
Cost-to-date	402,478	428,839	216,186	1,047,503
Remaining to be funded	$1,496	$1,898	$1,297	$4,691
Financial Summary ($ in thousands except per Sq. Ft.)				
Units closed (through Q3 2021)	317	465	423	1,205
Total % of units closed or under contract	100.0%	100.0%	100.0%	100.0%
Square footage closed or under contract (total)	449,205	389,663	294,273	1,133,141
Total % square footage closed or under contract	100.0%	100.0%	100.0%	100.0%
Total cash received (closings & deposits)	$515,830	$512,752	$218,531	$1,247,113
Total GAAP revenue recognized	$515,830	$512,752	$218,531	$1,247,113

(a) Ke Kilohana consists of 375 workforce units and 48 market rate units.

Howard Hughes. HowardHughes.com 281.719.6100 18

Ward Village - Condominiums Remaining to be Sold

As of September 30, 2021	Waiea	'A'ali'i (a)	Kō'ula	Victoria Place	Total
Key Metrics ($ in thousands)					
Type of building	Ultra-Luxury	Upscale	Upscale	Ultra-Luxury	
Number of units	177	750	565	349	1,841
Avg. unit Sq. Ft.	2,138	520	725	1,164	861
Condo Sq. Ft.	378,488	390,097	409,612	406,351	1,584,548
Street retail Sq. Ft. (b)	7,716	11,570	36,787	n/a	56,073
Stabilized retail NOI	$453	$637	$1,281	n/a	$2,371
Stabilization year	2017	2024	2025	n/a	
Development progress ($ in millions)					
Status	Opened	Under Construction	Under Construction	Under Construction	
Start date	Q2 2014	Q4 2018	Q3 2019	Q1 2021	
Completion / Est. Completion date	Q4 2016	Q4 2021	2022	2024	
Total development cost	$595,470	$411,900	$487,039	$503,271	$1,997,680
Cost-to-date	471,264	342,103	211,797	73,390	1,098,554
Remaining to be funded	$124,206	$69,797	$275,242	$429,881	$899,126
Financial Summary ($ in thousands except per Sq. Ft.)					
Units closed (through Q3 2021)	174	—	—	—	174
Units under contract (through Q3 2021)	—	669	488	342	1,499
Units remaining to be sold (through Q3 2021)	3	81	77	7	168
Total % of units closed or under contract	98.3%	89.2%	86.4%	98.0%	90.9%
Units closed (current quarter)	—	—	—	—	—
Units under contract (current quarter)	—	16	29	16	61
Square footage closed or under contract (total)	369,937	328,493	364,640	400,107	1,463,177
Total % square footage closed or under contract	97.7%	84.2%	89.0%	98.5%	92.3%
Total cash received (closings & deposits)	$681,326	$246,327	$113,894	$147,464	$1,189,011
Total GAAP revenue recognized	$681,326	$—	$—	$—	$681,326
Total future GAAP revenue for units under contract	$—	$453,688	$562,194	$753,633	$1,769,515
Expected avg. price per Sq. Ft. (c)	$1,900 - $1,950	$1,300 - $1,350	$1,500 - $1,550	$1,850 - $1,900	
Deposit Reconciliation (in thousands)					
Spent towards construction	$—	$90,330	$109,533	$3,402	$203,265
Held for future use (d)	—	155,997	4,361	144,062	304,420
Total deposits from sales commitment	**$—**	**$246,327**	**$113,894**	**$147,464**	**$507,685**

Target condo profit margin across all sold and remaining to be sold condos at completion (excluding land cost) is approximately 30%.

(a) Subsequent to quarter end, we completed construction at 'A'ali'i and began welcoming residents in October 2021. As of November 2, 2021, we closed on 495 units, totaling $332.1 million in net revenue.

(b) Expected construction cost per retail square foot for all sold and remaining to be sold condos is approximately $1,100.

(c) Expected average price per square foot for all sold and remaining to be sold condos is between $1,300 and $1,350.

(d) Total deposits held for future use are presented above only for projects under construction and are included in Restricted cash on the balance sheet.

Howard Hughes

HowardHughes.com 281.719.6100 19

Summary of Remaining Development Costs

in thousands

Property	Location	Total Estimated Costs (a)	Costs Paid Through September 30, 2021	Estimated Remaining to be Spent	Remaining Buyer Deposits/ Holdback to be Drawn	Debt to be Drawn (b)	Costs Remaining to be Paid, Net of Debt and Buyer Deposits/ Holdbacks to be Drawn (c)	Estimated Completion Date
Operating Assets		(A)	(B)	(A) - (B) = (C)	(D)	(E)	(C) - (D) - (E) = (F)	
6100 Merriweather	Columbia, MD	$ 138,221	$ 110,953	$ 27,268	$ —	$ 24,321	$ 2,947 (d)	Open
Juniper Apartments	Columbia, MD	116,386	100,564	15,822	—	13,866	1,956 (d)	Open
Creekside Park The Grove	Houston, TX	57,472	46,931	10,541	—	9,666	875	Open
Creekside Park West	Houston, TX	20,777	19,397	1,380	—	2,633	(1,253) (d)(e)	Open
The Lane at Waterway	Houston, TX	45,033	39,964	5,069	—	3,683	1,386	Open
Two Lakes Edge	Houston, TX	107,706	99,699	8,007	—	5,781	2,226 (d)	Open
Total Operating Assets		485,595	417,508	68,087	—	59,950	8,137	
Seaport Assets								
Pier 17 and Historic District Area / Uplands	New York, NY	594,368	554,989	39,379	—	—	39,379 (d)(f)	Open
Tin Building	New York, NY	194,613	149,828	44,785	—	—	44,785	Q4 2021
Total Seaport Assets		788,981	704,817	84,164	—	—	84,164	
Strategic Developments								
Marlow	Columbia, MD	130,490	25,758	104,732	—	82,570	22,162	Q1 2023
Starling at Bridgeland	Houston, TX	58,072	11,032	47,040	—	42,668	4,372	Q2 2022
1700 Pavilion	Las Vegas, NV	120,424	12,671	107,753	—	74,999	32,754	Q4 2022
Tanager Echo	Las Vegas, NV	81,611	12,728	68,883	—	59,499	9,384	Q4 2022
'A'ali'i	Honolulu, HI	411,900	342,103	69,797	—	64,093	5,704	Q4 2021
Anaha	Honolulu, HI	403,974	402,478	1,496	—	—	1,496	Open
Ke Kilohana	Honolulu, HI	217,483	216,186	1,297	—	—	1,297	Open
Kō'ula	Honolulu, HI	487,039	211,797	275,242	—	247,257	27,985	2022
Victoria Place	Honolulu, HI	503,271	73,390	429,881	134,403	303,630	(8,152) (g)	2024
Waiea	Honolulu, HI	595,470	471,264	124,206	—	—	124,206 (h)	Open
Total Strategic Developments		3,009,734	1,779,407	1,230,327	134,403	874,716	221,208	
Combined Total		$ 4,284,310	$ 2,901,732	$ 1,382,578	$ 134,403	$ 934,666	$ 313,509	

See page 32 for definition of "Remaining Development Costs"

(a) Total Estimated Costs represent all costs to be incurred on the project which include construction costs, demolition costs, marketing costs, capitalized leasing, payroll or project development fees, deferred financing costs and advances for certain accrued costs from lenders and excludes land costs and capitalized corporate interest allocated to the project. Total Estimated Costs for assets at Ward Village and Columbia exclude master plan infrastructure and amenity costs at Ward Village and Merriweather District.

(b) With respect to our condominium projects, remaining debt to be drawn is reduced by deposits utilized for construction.

(c) We expect to be able to meet our cash funding requirements with a combination of existing and anticipated construction loans, condominium buyer deposits, free cash flow from our Operating Assets and MPC segments, net proceeds from condominium sales, our existing cash balances and as necessary, the postponement of certain projects.

(d) Final completion is dependent on lease-up and tenant build-out.

(e) The negative balance represents loan funds HHC does not anticipate drawing on due to savings on the project already reflected in the Total Estimated Costs.

(f) Development costs incurred and Estimated total costs (excl. land) are shown net of insurance proceeds of approximately $64.7 million.

(g) The negative balance represents equity required to be put into the project that will be paid out as loan proceeds in Q1 2023. Until that period, costs remaining (net of debt) will reflect a negative balance.

(h) Total estimate includes $136.5 million for warranty repairs. However, we anticipate recovering a substantial amount of these costs in the future, which is not reflected in this schedule.

Howard Hughes. HowardHughes.com 281.719.6100 20

Portfolio Key Metrics

	MPC Regions						Non-MPC Regions			
	The Woodlands Houston, TX	**The Woodlands Hills** Houston, TX	**Bridgeland** Houston, TX	**Summerlin** Las Vegas, NV	**Columbia** Columbia, MD	**Total** MPC Regions	**Hawai'i** Honolulu, HI	**Seaport** New York, NY	**Other**	**Total** Non-MPC
Operating - Stabilized Properties										
Office Sq.Ft.	3,373,048	—	—	532,428	1,387,455	5,292,931	—	—	—	—
Retail Sq. Ft. (a)	375,551	—	67,947	800,809	187,499	1,431,806	1,003,964	13,000	264,619	1,281,583
Multifamily units	1,552	—	312	391	1,199	3,454	—	21	—	21
Self-Storage Units	1,359	—	—	—	—	1,359	—	—	—	—
Other Sq. Ft.	135,801	—	—	—	—	135,801	—	—	—	—
Operating - Unstabilized Properties										
Office Sq.Ft.	595,617	—	—	—	319,002	914,619	—	146,935	1,491,651	1,638,586
Retail Sq.Ft.	84,425	—	—	—	10,700	95,125	—	251,600	—	251,600
Multifamily units	746	—	—	—	—	746	—	—	—	—
Operating - Under Construction Properties										
Office Sq.Ft.	—	—	—	267,000	—	267,000	—	—	—	—
Retail Sq.Ft.	—	—	—	—	32,411	32,411	48,357	53,000	—	101,357
Multifamily units	—	—	358	294	472	1,124	—	—	—	—
Residential Land										
Total gross acreage/condos (b)	28,505 ac.	2,055 ac.	11,506 ac.	22,500 ac.	16,450 ac.	81,016 ac.	3,046	n.a.	n.a.	3,046
Current Residents (b)	119,000	750	15,500	116,000	112,000	363,250	n.a.	n.a.	n.a.	—
Remaining saleable acres/condos	26 ac.	1,243 ac.	2,696 ac.	2,759 ac.	n/a	6,724 ac.	168	n.a.	n.a.	168
Estimated price per acre (c)	$ 1,402	$ 286	$ 451	$ 743	n/a		n.a.	n.a.	n.a.	
Commercial Land										
Total acreage remaining	718 ac.	175 ac.	1,340 ac.	825 ac.	96 ac.	3,154 ac.	n.a.	n.a.	n.a.	—
Estimated price per acre (c)	$ 987	$ 515	$ 615	$ 1,012	$ 580		n.a.	n.a.	n.a.	

Portfolio Key Metrics herein include square feet and units included in joint venture projects. Sq. Ft. and units are not shown at share. Retail Sq. Ft. includes multi-family Sq. Ft.
(a) Retail Sq. Ft. within the Summerlin region excludes 381,767 Sq. Ft. of anchors and 41,606 Sq. Ft of additional office space above our retail space.
(b) Acreage and current residents shown as of December 31. 2020.
(c) Residential and commercial pricing represents the Company's estimate of price per acre per its 2021 land models.

Howard Hughes
HowardHughes.com 281.719.6100 21

HowardHughes.com 281.719.6100 22 (a) Commercial acres may be developed by us or sold. (b) Reconciliation of GAAP MPC segment EBT to MPC Net Contribution is found under Reconciliation of Non-GAAP Measures on page 35. (c) Est. Stabilized NOI (Future) and Wtd. avg. time to stabilize (yrs.) represents all assets within the respective MPC regions, inclusive of stabilized, unstabilized and under construction. MPC Portfolio Master Planned Communities- Remaining Saleable Acres (a) Income Producing Assets - Stabilized and Unstabilized Commercial 23% Residential 77% Stabilized 100% Commercial 36% Residential 64% Unstabilized 8% Stabilized 92% Unstabilized 11% Stabilized 89% Commercial 100% $ in thousands Nevada Texas Maryland Total MPC Performance - 3Q21 & 3Q20 MPC Net Contribution (3Q21) (b) $ 11,790 $ (25,120) $ (232) $ (13,562) MPC Net Contribution (3Q20) (b) $ 6,616 $ 5,072 $ (262) $ 11,426 Operating Asset Performance - 2021 & Future Annualized 3Q21 in-place NOI $ 54,883 $ 127,120 $ 38,356 $ 220,359 Est. stabilized NOI (future) (c) $ 75,109 $ 180,369 $ 63,543 $ 319,021 Wtd. avg. time to stab. (yrs.) (c) 5.3 2.6 3.9 —

HowardHughes.com 281.719.6100 23 Master Planned Community Land The Woodlands The Woodlands Hills Bridgeland Summerlin Columbia Total $ in thousands Q3 2021 Q3 2020 Q3 2021 Q3 2020 Q3 2021 Q3 2020 Q3 2021 Q3 2020 Q3 2021 Q3 2020 Q3 2021 Q3 2020 Revenues: Residential land sale revenues $ — $ 3,089 $ 5,113 $ 6,672 $ 9,532 $ 17,472 $ 38,966 $ 11,946 $ — $ — $ 53,611 $ 39,179 Commercial land sale revenues 2,694 — — — — 69 — — — — 2,694 69 Builder price participation 158 60 437 45 941 426 9,619 8,698 — — 11,155 9,229 Other land sale revenues 355 69 — — 76 10 4,170 3,602 — — 4,601 3,681 Total revenues 3,207 3,218 5,550 6,717 10,549 17,977 52,755 24,246 — — 72,061 52,158 Expenses: Cost of sales - residential land — (1,764) (2,045) (2,535) (2,576) (5,695) (18,232) (5,881) — — (22,853) (15,875) Cost of sales - commercial land (566) — — — — (23) — — — — (566) (23) Real estate taxes (954) (1,005) (34) (62) (1,268) (623) (586) (604) (147) (143) (2,989) (2,437) Land sales operations (5,001) (1,448) (428) (582) (986) (928) (2,566) (1,654) (85) (112) (9,066) (4,724) Depreciation and amortization (34) (33) (2) — (37) (33) (29) (25) — — (102) (91) Total operating expenses (6,555) (4,250) (2,509) (3,179) (4,867) (7,302) (21,413) (8,164) (232) (255) (35,576) (23,150) Net interest capitalized (expense) (173) (643) 384 256 4,141 4,211 6,010 5,352 — — 10,362 9,176 Early extinguishment of debt (438) — — — (566) — — — — — (1,004) — Equity in earnings from real estate affiliates — — — — — — 8,277 (1,563) — — 8,277 (1,563) EBT $ (3,959) $ (1,675) $ 3,425 $ 3,794 $ 9,257 $ 14,886 $ 45,629 $ 19,871 $ (232) $ (255) $ 54,120 $ 36,621 Key Performance Metrics: Residential Total acres closed in current period — 5.7 ac. 14.5 ac. 22.4 ac. 22.3 ac. 39.3 ac. 47.3 ac. 2.4 ac. — — Price per acre achieved (a) NM $ 542 $ 353 $ 298 $ 415 $ 445 $ 728 $ 1,594 NM NM Avg. gross margins NM 42.9% 60.0% 62.0% 73.0% 67.4% 53.2% 50.8 % NM NM Commercial Total acres closed in current period 1.6 — — — — 0.5 — NM — — Price per acre achieved $1,684 NM NM NM NM $ 138 NM NM NM NM Avg. gross margins 79.0 % NM NM NM NM 68.1 % NM NM NM NM Avg. combined before-tax net margins 79.0% 42.9% 60.0% 62.0% 73.0% 67.4% 53.2% 50.8 % NM NM Key Valuation Metrics The Woodlands The Woodlands Hills Bridgeland Summerlin Columbia Remaining saleable acres Residential 26 ac. 1,243 ac. 2,696 ac. 2,759 ac. — Commercial (b) 718 ac. 175 ac. 1,340 ac. 825 ac. 96 ac. Projected est. % superpads / lot size —% / — —% / — —% / — 87% / 0.25 ac NM Projected est. % single-family detached lots / lot size 34% / 0.80 ac 84% / 0.21 ac 87% / 0.22 ac —% / — NM Projected est. % single-family attached lots / lot size 66% / 0.12 ac 16% / 0.13 ac 9% / 0.11 ac —% / — NM Projected est. % custom homes / lot size —% / — —% / — 4% / 0.63 ac 13% / 0.45 ac NM Estimated builder sale velocity (blended total - TTM) (c) 10 33 55 134 NM Projected GAAP gross margin (d) 76.2% / 75.6% 60.0% / 62.4% 73.1% / 67.4% 52.8% / 53.7% NM Projected cash gross margin (d) 96.8% 86.1% 86.8% 74.6% NM Residential sellout / Commercial buildout date estimate Residential 2023 2030 2035 2039 — Commercial 2034 2030 2045 2039 2023 (a) The price per acre achieved for Summerlin residential lots in Q3 2020 is mostly attributable to custom lots sales. (b) Columbia Commercial excludes 15 commercial acres held in the Strategic Developments segment in Downtown Columbia. (c) Represents the average monthly builder homes sold over the last twelve months ended September 30, 2021. (d) Projected GAAP gross margin is based on GAAP revenues and expenses which exclude revenues deferred on sales closed where revenue did not meet criteria for recognition and includes revenues previously deferred that met criteria for recognition in the current period. Gross margin for each MPC may vary from period to period based on the locations of the land sold and the related costs associated with developing the land sold. Projected cash gross margin includes all future projected revenues less all future projected development costs, net of expected reimbursable costs, and capitalized overhead, taxes and interest. NM Not meaningful. Master Planned Community Land

HowardHughes.com 281.719.6100 24 Office Expirations (a) Retail Expirations (a) Expiration Year Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. 2021 $ 2,334 1.11% $ 35.15 $ 1,236 1.45% $ 33.42 2022 11,763 5.61% 35.43 4,962 5.81% 40.18 2023 12,222 5.83% 47.72 7,844 9.19% 49.34 2024 19,043 9.08% 47.48 7,872 9.22% 52.91 2025 24,666 11.76% 44.67 20,386 23.87% 56.51 2026 10,744 5.12% 41.71 7,466 8.74% 51.60 2027 21,663 10.33% 38.95 4,168 4.88% 63.25 2028 11,120 5.30% 42.39 4,442 5.20% 58.74 2029 8,427 4.02% 44.32 5,145 6.03% 50.33 2030 16,104 7.68% 41.61 5,015 5.87% 66.55 Thereafter 71,684 34.16% 48.74 16,852 19.74% 54.07 Total $ 209,770 100.00% $ 85,388 100.00% (a) Excludes leases with an initial term of 12 months or less. Also excludes Seaport leases. Lease ExpirationsLease Expirations Office and Retail Lease Expirations Total Office and Retail Portfolio as of September 30, 2021 % o f A nn ua liz ed C as h R en t E xp iri ng Houston Summerlin Columbia Hawaii Other Office 2021 Retail 2021 Office 2022 Retail 2022 Office 2023 Retail 2023 Office 2024 Retail 2024 Office 2025 Retail 2025 Office 2026 Retail 2026 Office 2027 Retail 2027 Office 2028 Retail 2028 Office 2029 Retail 2029 Office 2030 Retail 2030 Office 2031+ Retail 2031+ 0% 6% 12% 18% 24% 30%

Acquisition / Disposition Activity

thousands except rentable Sq. Ft. / Units / Acres

Q3 2021 Acquisitions

Date Acquired	Property	% Ownership	Location	Rentable Sq. Ft. / Units / Acres	Acquisition Price
There was no acquisition activity to report for Q3 2021.					

Q3 2021 Dispositions

Date Sold	Property	% Ownership	Location	Rentable Sq. Ft. / Units / Acres	Sale Price
September 16, 2021	Hospitality properties -The Woodlands Resort, The Westin at The Woodlands and Embassy Suites at Hughes Landing	100%	Houston, Texas	909 units	$252 million

Q4 2021 Acquisitions

Date Acquired	Property	% Ownership	Location	Rentable Sq. Ft. / Units / Acres	Sale Price
October 18, 2021	Douglas Ranch	(a)	Phoenix, Arizona	~ 37,000 acres	$600 million

(a) In October 2021, HHC announced the launch of Douglas Ranch, a new large-scale master planned community in the West Valley of Phoenix, Arizona. The Company closed on the purchase of approximately 33,810 acres located in the City of Buckeye, Arizona for a purchase price of $541.0 million. The purchase price includes an option for the seller to re-acquire a 50% interest in the property, with $33.8 million of the purchase price being credited to the Seller upon exercise of the option. If the option is not exercised by the seller, the $33.8 million will be returned to the Company. Simultaneous with the land acquisition, the Company closed on the acquisition of a 50% interest in Trillium Development Holding Company, LLC, for $59.0 million. Trillium Development Holding Company, LLC owns approximately 3,029 acres of land in the City of Buckeye, Arizona.

Howard Hughes.
HowardHughes.com 281.719.6100 25

Other/Non-core Assets

Property Name	City, State	% Own	Acres	Notes
Landmark Mall	Alexandria, VA	100 %	33	Plan to transform the mall into an open-air, mixed-use community. In January 2017, we acquired the 11.4 acre Macy's site for $22.2 million. In June 2021, a Contribution Agreement was executed by and between affiliates of HHC, Seritage, and Foulger-Pratt which establishes a framework for a joint venture to redevelop the 52-acre Landmark Mall site in Alexandria, VA. In July, the Alexandria City Council unanimously approved the redevelopment agreements which will result in up to approximately four million square feet of new development and will be anchored by a new state-of-the-art Inova Hospital and medical campus. Alexandria City Council also approved the use of $54 million in public bond financing to allow the City to acquire the land for the hospital and lease it to Inova, as well as $86 million in public bond financing for site preparation and infrastructure at the Landmark site and adjacent Duke Street and Van Dorn Street corridors.
Century Park	Houston, TX	100 %	63	In conjunction with the acquisition of The Woodlands Towers at the Waterway in December 2019, we acquired Century Park, a 63-acre, 1.3 million square foot campus with 17 office buildings in the West Houston Energy Corridor in Houston, TX.
Maui Ranch Land	Maui, HI	100 %	20	Two, non-adjacent, ten-acre parcels zoned for native vegetation.
80% Interest in Fashion Show Air Rights	Las Vegas, NV	80 %	N/A	Air rights above the Fashion Show Mall located on the Las Vegas Strip.
250 Water Street	New York, NY	100 %	1	The one-acre site is situated at the entrance of the Seaport. In October 2020, we announced our comprehensive proposal for the redevelopment of 250 Water Street, which includes the transformation of this underutilized full-block surface parking lot into a mixed-use development that would include affordable and market rate apartments, community-oriented spaces and office space. In May 2021, we received approval from the New York City Landmarks Preservation Commission (LPC) on our proposed design for the 250 Water Street building. The LPC's approval confirms that the proposed architecture is appropriate for the South Street Seaport Historic District, allowing us to proceed with the formal New York City Uniform Land Use Review Procedure known as ULURP, which is required to complete the necessary transfer of development rights to the parking lot site. We anticipate the 250 Water Street ULURP to conclude this December. A proposal subject to a separate ULURP to extend the Seaport ground lease for an additional 48 years from its current expiration in 2072 until 2120 is also underway. In September, the New York State Supreme Court dismissed on procedural grounds a lawsuit challenging the LPC approval. While we move forward in the planning and approval stages for this strategic site, it will continue to be rented to a third party and used as a parking lot.

Howard Hughes.
HowardHughes.com 281.719.6100 26

Debt Summary

thousands	September 30, 2021	December 31, 2020
Fixed-rate debt		
Unsecured 5.375% Senior Notes due 2025	$ —	$ 1,000,000
Unsecured 5.375% Senior Notes due 2028	750,000	750,000
Unsecured 4.125% Senior Notes due 2029	650,000	—
Unsecured 4.375% Senior Notes due 2031	650,000	—
Secured mortgages, notes and loans payable	676,210	590,517
Special Improvement District bonds	69,622	34,305
Variable-rate debt (a)		
Mortgages, notes and loans payable, excluding condominium financing	1,023,358	1,725,461
Condominium financing (c)	374,523	219,883
Secured Bridgeland Notes due 2026	275,000	—
Mortgages, notes and loans payable	4,468,713	4,320,166
Unamortized bond issuance costs	—	(4,355)
Deferred financing costs	(45,078)	(28,442)
Total mortgages, notes and loans payable, net	$ 4,423,635	$ 4,287,369

Net Debt on a Segment Basis, at share as of September 30, 2021 (b)

thousands	Operating Assets	Master Planned Communities	Seaport	Strategic Developments	Segment Totals	Non-Segment Amounts	Total
Mortgages, notes and loans payable, net (c)	$ 1,592,443	$ 341,067	$ 99,453	$ 369,413	$ 2,402,376	$ 2,021,259	$ 4,423,635
Mortgages, notes and loans payable of real estate and other affiliates (d)	289,061	3,747	—	—	292,808	—	292,808
Less:							
Cash and cash equivalents	(143,708)	(132,722)	(7,660)	(1,698)	(285,788)	(724,831)	(1,010,619)
Cash and cash equivalents of real estate and other affiliates (d)	(5,330)	(51,181)	(471)	(232)	(57,214)	—	(57,214)
Special Improvement District receivables	—	(89,677)	—	—	(89,677)	—	(89,677)
Municipal Utility District receivables, net	—	(383,696)	—	—	(383,696)	—	(383,696)
TIF receivable	—	—	—	(751)	(751)	—	(751)
Net Debt	**$ 1,732,466**	**$ (312,462)**	**$ 91,322**	**$ 366,732**	**$ 1,878,058**	**$ 1,296,428**	**$ 3,174,486**

Consolidated Debt Maturities and Contractual Obligations by Extended Maturity Date as of September 30, 2021 (e)

thousands	Remaining in 2021	2022	2023	2024	2025	Thereafter	Total
Mortgages, notes and loans payable (e)	$ 30,925	$ 76,032	$ 893,078	$ 287,242	$ 165,404	$ 3,016,032	$ 4,468,713
Interest payments (f)	48,072	186,376	177,901	150,785	142,895	495,859	1,201,888
Ground lease and other leasing commitments	971	4,318	4,364	4,412	4,461	249,801	268,327
Total consolidated debt maturities and contractual obligations	**$ 79,968**	**$ 266,726**	**$ 1,075,343**	**$ 442,439**	**$ 312,760**	**$ 3,761,692**	**$ 5,938,928**

(a) The Company has entered into derivative instruments to manage a portion of our variable interest rate exposure. See page 28 and 29 for additional detail.
(b) Net debt is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as its components are important indicators of our overall liquidity, capital structure and financial position. However, it should not be used as an alternative to our debt calculated in accordance with GAAP.
(c) As of September 30, 2021, $374.5 million of the Mortgages, notes and loans payable, net related to financing for the condominium towers at Ward Village in the Strategic Developments segment.
(d) Each segment includes our share of the Mortgages, notes and loans payable, net and Cash and cash equivalents for all joint ventures included in Investments in real estate and other affiliates.
(e) Mortgages, notes and loans payable and Condominium financing are presented based on extended maturity date, subject to customary extension terms.
(f) Interest is based on the borrowings that are presently outstanding and current floating interest rates.

Howard Hughes
HowardHughes.com 281.719.6100 27

Property-Level Debt

$ in thousands

Asset	Q3 2021 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate		Initial / Extended Maturity (a)
Operating Assets						
Outlet Collection at Riverwalk	$ 27,226	L+250	Floating	3.50 %		Oct-21
20/25 Waterway Avenue	12,639	4.79 %	Fixed	4.79 %		May-22
Millennium Waterway Apartments	51,102	3.75 %	Fixed	3.75 %		Jun-22
Lake Woodlands Crossing Retail	12,329	L+180	Floating	1.88 %		Jan-23
Lakeside Row	35,500	3.15 %	Fixed	3.15 %		Sept-31
Senior Secured Credit Facility	433,183	4.61 %	Floating/Swap	4.61 %	(b) (c)	Sep-23
Two Lakes Edge	68,254	L+215	Floating	2.40 %		Oct-22 / Oct-23
9303 New Trails	10,423	4.88 %	Fixed	4.88 %		Dec-23
4 Waterway Square	30,525	4.88 %	Fixed	4.88 %		Dec-23
Creekside Park West	15,361	L+225	Floating	2.33 %		Mar-23 / Mar-24
The Lane at Waterway	27,017	L+175	Floating	1.83 %		Aug-23 / Aug-24
6100 Merriweather	65,523	L+275	Floating	2.83 %		Sep-22 / Sep-24
Juniper Apartments	71,792	L+275	Floating	2.83 %		Sep-22 / Sep-24
Tanager Apartments	58,500	3.13 %	Fixed	3.13 %		May-31
Creekside Park The Grove	33,721	L+175	Floating	1.83 %		Jan-24 / Jan -25
9950 Woodloch Forest Drive	82,696	4.61 %	Floating/Swap	4.61 %	(d)	Mar-25
Ae'o Retail	30,047	L+265	Floating	2.90 %		Oct-25
Ke Kilohana Retail	9,180	L+265	Floating	2.90 %		Oct-25
3831 Technology Forest Drive	20,332	4.50 %	Fixed	4.50 %		Mar-26
Kewalo Basin Harbor	11,541	L+275	Floating	2.83 %		Sep-27
Millennium Six Pines Apartments	42,500	3.39 %	Fixed	3.39 %		Aug-28
3 Waterway Square	45,122	3.94 %	Fixed	3.94 %		Aug-28
One Lakes Edge	68,921	4.50 %	Fixed	4.50 %		Mar-29
Aristocrat	36,349	3.67 %	Fixed	3.67 %		Sep-29
Creekside Park Apartments	37,730	3.52 %	Fixed	3.52 %		Oct-29
One Hughes Landing	49,892	4.30 %	Fixed	4.30 %		Dec-29
Two Hughes Landing	47,391	4.20 %	Fixed	4.20 %		Dec-30
8770 New Trails	35,485	4.89 %	Floating/Swap	4.89 %	(e)	Jan-32
Constellation Apartments	24,200	4.07 %	Fixed	4.07 %		Jan-33
Hughes Landing Retail	33,809	3.50 %	Fixed	3.50 %		Dec-36
Columbia Regional Building	23,916	4.48 %	Fixed	4.48 %		Feb-37
Las Vegas Ballpark	47,360	4.92 %	Fixed	4.92 %		Dec-39
	$ 1,599,566					

Howard Hughes.
HowardHughes.com 281.719.6100 28

Property-Level Debt (con't)

$ in thousands

Asset	Q3 2021 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate		Initial / Extended Maturity (a)
Master Planned Communities						
Bridgeland Notes due 2026	$ 275,000	2.40 %	Floating	2.40 %		Sep-26
	$ 275,000					
Seaport						
250 Water Street	$ 100,000	4.61 %	Floating/Swap	4.61 %	(f)	Nov-22 / Nov-23
	$ 100,000					
Strategic Developments						
'A'ali'i	$ 229,607	L+310	Floating	4.10 %		Jun-22 / Jun-23
Kō'ula	95,916	L+300	Floating	3.08 %		Mar-23 / Mar-24
Victoria Place	49,000	L+500	Floating/Cap	5.25 %	(g)	Sep-24 / Sep-26
Tanager Echo	1	L+290	Floating	2.98 %		Sep-25/ Sep-27
1700 Pavillion	1	L+380	Floating	3.88 %		Sep-25/ Sep-27
	$ 374,525					
Total (h)	$ 2,349,091					

(a) Extended maturity assumes all extension options are exercised if available based on property performance.
(b) The credit facility bears interest at one-month LIBOR plus 1.65%, but the $433.2 million term loan is swapped to an overall rate equal to 4.61%. The following properties are included as collateral for the credit facility: 10-70 Columbia Corporate Center, One Mall North, One Merriweather, 1701 Lake Robbins, 1725-1735 Hughes Landing Boulevard, Creekside Village Green, Lakeland Village Center at Bridgeland and certain properties at Ward Village.
(c) Balance includes zero drawn on the revolver portion of the loan that is intended for general corporate use.
(d) The loan for 9950 Woodloch Forest bears interest at one-month LIBOR plus 1.95%, but is swapped to an overall rate equal to 4.61%.
(e) Concurrent with the closing of the $35.5 million construction loan for 8770 New Trails in June 2019, the Company entered into an interest rate swap which is designated as a cash flow hedge. The Loan will bear interest at one-month LIBOR plus 2.45% but it is currently swapped to a fixed rate equal to 4.89%.
(f) The loan for 250 Water Street bears interest at one-month LIBOR plus 3.50%, but is swapped to an overall rate equal to 4.61%.
(g) Concurrent with the closing of the $368.2 million construction loan for Victoria Place in Ward Village in the first quarter of 2021, the Company entered into interest rate cap agreements which are not designated as a hedging instruments. The loan will bear interest at one-month LIBOR plus 5.00%, subject to a LIBOR floor of 0.25%, but is currently capped at an interest rate of 2.00%.
(h) Excludes JV debt, Corporate bond debt, and SID bond debt related to Summerlin.

Howard Hughes.
HowardHughes.com 281.719.6100 29

HowardHughes.com 281.719.6100 30 Minimum Contractual Ground Lease Payments ($ in thousands) Future Cash Payments Pro-Rata Three months ended Remaining Year Ending December 31, Ground Leased Asset Share Expiration Date September 30, 2021 2021 2022 Thereafter Total Riverwalk (a) 100% 2045-2046 $ 405 $ 405 $ 1,730 $ 38,549 $ 40,684 Seaport 100% 2031 (b) 566 566 2,288 216,489 219,343 Kewalo Basin Harbor 100% 2049 — — 300 8,000 8,300 $ 971 $ 971 $ 4,318 $ 263,038 $ 268,327 (a) Includes base ground rent, deferred ground rent and participation rent, as applicable. Future payments of participation rent are calculated based on the floor only. (b) Initial expiration is December 30, 2031, but subject to extension options through December 31, 2072. Future cash payments are inclusive of extension options. Summary of Ground Leases

HowardHughes.com 281.719.6100 31 Impact of COVID-19 thousands except percentages Billed Rent Comparison OPR SEA Q1 2020 Billed Rent $ 96,176 $ 4,951 Difference from Q1 2020 to Q3 2021 in Billed Rent 1.6% 29.0 % Q1 2020 Net Recurring Revenues $ 89,610 $ 4,676 Difference from Q1 2020 to Q3 2021 in Net Recurring Revenues 4.5% 22.9 % thousands Q3 2021 Bad Debt Breakout OPR SEA Bad Debt Type Billed Rent Deemed Uncollectible - Operating Tenants $ 3,679 $ 640 Billed Rent Deemed Uncollectible - Tenants Declared Bankruptcy 391 — Cash Impact 4,070 640 Recovery of Previous Bad Debt, net of Increase in Reserve (4,286) (333) Increase (Reduction) in Straight-Line Rent Reserve (542) (132) Total Bad Debt Expense $ (758) $ 175 thousands Q3 2021 Revenue Breakdown OPR SEA Billed Rent $ 97,720 $ 6,387 Billed Rent Deemed Uncollectible (4,070) (640) Recovery of Previous Bad Debt, net of Increase in Reserve 4,286 333 Other Revenues 27,943 15,062 Total Revenues $ 125,879 $ 21,142 Total Revenues $ 125,879 $ 21,142 Recovery of Previous Bad Debt, net of Increase in Reserve (4,286) (333) Other Revenues (27,943) (15,062) Net Recurring Revenue $ 93,650 $ 5,747

HowardHughes.com 281.719.6100 32 Stabilized - Properties in the Operating Assets and Seaport segments that have been in service for more than 36 months or have reached 90% occupancy, whichever occurs first. If an office, retail or multifamily property has been in service for more than 36 months but does not exceed 90% occupancy, the asset is considered underperforming. Unstabilized - Properties in the Operating Assets and Seaport segments that have been in service for less than 36 months and do not exceed 90% occupancy. Under Construction - Projects in the Strategic Developments and Seaport segments for which construction has commenced as of September 30, 2021, unless otherwise noted. This excludes MPC and condominium development. Net Operating Income (NOI) - We define net operating income (NOI) as operating cash revenues (rental income, tenant recoveries and other revenue) less operating cash expenses (real estate taxes, repairs and maintenance, marketing and other property expenses), including our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, other (loss) income, depreciation, development-related marketing costs, gain on sale or disposal of real estate and other assets, net, provision for impairment and, unless otherwise indicated, Equity in earnings from real estate and other affiliates. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. Estimated Stabilized NOI - Stabilized NOI is initially projected prior to the development of the asset based on market assumptions and is revised over the life of the asset as market conditions evolve. On a quarterly basis, each asset’s Annualized NOI is compared to its projected Stabilized NOI and Stabilization Date in conjunction with forecast data to determine if an adjustment is needed. Adjustments to Stabilized NOI are made when changes to the asset's long-term performance are thought to be more than likely and permanent. Projected Stabilized Dates are adjusted when the asset is believed to reach its Stabilized NOI prior to or later than originally assumed. Remaining Development Costs - Development costs and related debt held for projects that are under construction or substantially complete and in service in the Operating Assets or the Seaport segment but have not reached stabilized occupancy status are disclosed on the Summary of Remaining Development Costs slide if the project has more than $1.0 million of estimated costs remaining to be incurred. The total estimated costs and costs paid are prepared on a cash basis to reflect the total anticipated cash requirements for the projects. Projects not yet under construction are not included. DefinitionsDefinitions

Reconciliation of Non-GAAP Measures

Reconciliation of Operating Assets segment EBT to Total NOI:

thousands	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020	YTD Q3 2021	YTD Q3 2020
Operating Assets segment EBT (a)	$ 24,905	$ (8,517)	$ (31,784)	$ (32,294)	$ (28,831)	$ (15,396)	$ (53,717)
Add back:							
Depreciation and amortization	44,224	39,975	39,651	46,845	41,395	123,850	115,479
Interest (income) expense, net	18,027	18,152	19,000	21,070	21,045	55,179	70,341
Equity in (earnings) losses from real estate and other affiliates	15,108	10,419	11,404	13,197	(962)	36,931	(5,831)
(Gain) loss on sale or disposal of real estate and other assets, net	(39,141)	—	—	—	(108)	(39,141)	(38,232)
(Gain) loss on extinguishment of debt	573	46	836	—	1,521	1,455	1,521
Provision for impairment	—	—	—	—	—	—	48,738
Impact of straight-line rent	(936)	(3,987)	(5,107)	(3,045)	1,766	(10,030)	(4,585)
Other	215	100	10,139	(24)	69	10,454	123
Operating Assets NOI - Consolidated	**62,975**	**56,188**	**44,139**	**45,749**	**35,895**	**163,302**	**133,837**
Redevelopments							
110 North Wacker (b)	—	—	—	—	(11)	—	—
Operating Asset Redevelopments NOI	**—**	**—**	**—**	**—**	(11)	**—**	**—**
Dispositions							
Hospitality Properties	(2,348)	(2,721)	147	236	(626)	(4,922)	(3,163)
100 Fellowship Drive	—	—	—	1	38	—	(1,012)
Elk Grove	—	—	100	—	—	100	—
Operating Asset Dispositions NOI	**(2,348)**	**(2,721)**	**247**	**237**	(588)	**(4,822)**	**(4,175)**
Consolidated Operating Assets NOI excluding properties sold or in redevelopment	**60,627**	**53,467**	**44,386**	**45,986**	**35,296**	**158,480**	**129,662**
Company's Share NOI - Equity Investees (b)	**(47)**	**1,690**	**385**	**1,362**	**2,315**	**2,028**	**6,388**
Distributions from Summerlin Hospital Investment	**—**	**—**	**3,755**	**—**	**—**	**3,755**	**3,724**
Total Operating Assets NOI	**$ 60,580**	**$ 55,157**	**$ 48,526**	**$ 47,348**	**$ 37,611**	**$ 164,263**	**$ 139,774**

(a) EBT excludes corporate expenses and other items that are not allocable to the segments.
(b) During the third quarter of 2020, 110 North Wacker was completed and placed in service, resulting in the deconsolidation of 110 North Wacker and subsequent treatment as an equity method investment. The Company's share of NOI related to 110 North Wacker is calculated using our stated ownership of 23% and does not include the impact of the partnership distribution waterfall.

Howard Hughes
HowardHughes.com 281.719.6100 33

Reconciliation of Non-GAAP Measures (con't)

Reconciliation of Seaport segment EBT to Total NOI:

thousands	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020	YTD Q3 2021	YTD Q3 2020
Seaport segment EBT (a)	$ (14,929)	$ (12,869)	$ (12,474)	$ (11,730)	$ (27,646)	$ (40,272)	$ (88,238)
Add back:							
Depreciation and amortization	9,087	7,004	6,835	6,777	7,174	22,926	34,825
Interest (income) expense, net	(377)	(187)	(102)	22	2,811	(666)	12,490
Equity in (earnings) losses from real estate and other affiliates	1,009	336	352	328	288	1,697	8,964
(Gain) loss on extinguishment of debt	—	—	—	3	11,645	—	11,645
Impact of straight-line rent	398	463	404	441	1,027	1,265	2,360
Other (income) loss, net (b)	1,287	978	741	1,114	(1,398)	3,006	4,525
Seaport NOI - Consolidated	**(3,525)**	**(4,275)**	**(4,244)**	**(3,045)**	**(6,099)**	**(12,044)**	**(13,429)**
Company's Share NOI - Equity Investees	**(38)**	**(147)**	**(135)**	**(124)**	**(106)**	**(320)**	**(787)**
Total Seaport NOI	**$ (3,563)**	**$ (4,422)**	**$ (4,379)**	**$ (3,169)**	**$ (6,205)**	**$ (12,364)**	**$ (14,216)**

(a) EBT excludes corporate expenses and other items that are not allocable to the segments.
(b) Includes miscellaneous development-related items as well as the loss related to the write-off of inventory due to the permanent closure of 10 Corso Como Retail and Café in the first quarter of 2020, and income related to inventory liquidation sales in the third quarter of 2020.

Howard Hughes.
HowardHughes.com 281.719.6100 34

Reconciliation of Non-GAAP Measures (con't)

thousands	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Reconciliation of MPC Land Sales Closed to GAAP Land Sales Revenue				
Total residential land sales closed in period	$ 48,807	$ 31,059	$ 140,069	$ 117,926
Total commercial land sales closed in period	2,693	69	10,129	2,164
Net recognized (deferred) revenue:				
Bridgeland	269	—	(1,802)	(305)
Summerlin	(2,991)	5,810	(4,842)	13,165
Total net recognized (deferred) revenue	(2,722)	5,810	(6,644)	12,860
Special Improvement District bond revenue	7,527	2,310	8,570	3,103
Total land sales revenue - GAAP basis	$ 56,305	$ 39,248	$ 152,124	$ 136,053

thousands	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Reconciliation of MPC Segment EBT to MPC Net Contribution				
MPC segment EBT	$ 54,120	$ 36,621	$ 187,306	$ 122,929
Plus:				
Cost of sales - land	23,419	15,899	63,928	58,560
Depreciation and amortization	102	91	272	273
MUD and SID bonds collections, net	(3,669)	(101)	(1,068)	5,957
Distributions from real estate and other affiliates	10,000	1,186	111,672	3,531
Less:				
MPC development expenditures	(89,257)	(43,833)	(215,559)	(160,217)
Equity in (earnings) losses in real estate and other affiliates	(8,277)	1,563	(54,568)	(4,403)
MPC Net Contribution	$ (13,562)	$ 11,426	$ 91,983	$ 26,630

thousands	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Reconciliation of Segment EBTs to Net Income				
Operating Assets segment EBT	$ 24,905	$ (28,831)	$ (15,396)	$ (53,717)
MPC segment EBT	54,120	36,621	187,306	122,929
Seaport segment EBT	(14,929)	(27,646)	(40,272)	(88,238)
Strategic Developments segment EBT	(6,793)	274,582	(26,563)	168,658
Consolidated segment EBT	57,303	254,726	105,075	149,632
Corporate income, expenses and other items	(55,186)	(90,724)	(167,500)	(144,815)
Net income (loss)	2,117	164,002	(62,425)	4,817
Net (income) loss attributable to noncontrolling interests	1,936	(24,292)	4,725	(24,325)
Net income (loss) attributable to common stockholders	$ 4,053	$ 139,710	$ (57,700)	$ (19,508)

Howard Hughes.

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